EXHIBIT 4-D

                      FRED MEYER, INC.

       COMPOSITE CONFORMED COPY OF THE NOTE AGREEMENT


Re:       $7,500,000 7.25% Senior Notes, Series A,
                     Due July 15, 1999,
          $15,000,000 7.52% Senior Notes, Series B,
                     Due July 15, 2001,
          $20,000,000 7.88% Senior Notes, Series C,
                      Due July 15, 2004
                             and
          $15,000,000 7.98% Senior Notes, Series D,
                      Due July 15, 2007
          _________________________________________

          Series A       PPN       593098       A@5
          Series B       PPN       593098       B*6
          Series C       PPN       593098       B@4
          Series D       PPN       593098       B#2

                Closing Date:  July 19, 1994

============================================================

     Separate and several Note Agreements each dated as of June 1, 1994, in the form attached hereto, were entered into by Fred Meyer, Inc., a Delaware corporation, and each of the institutions named below, respectively. Each of said Note Agreements was executed on behalf of Fred Meyer, Inc. by Michael H. Don, Vice President and Corporate Treasurer. The separate Note Agreements were addressed to each of the institutions as shown on Schedule I attached thereto and were accepted by the officers of the respective institutions as shown below.

     PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

          By:  /s/  Paul M. Chute
                    Managing Director


     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

          By:  /s/  Julia S. Tucker
                    Investment Officer


     THE MINNESOTA MUTUAL LIFE INSURANCE COMPANY
       By: MIMLIC Asset Management Company

          By:  /s/  Loren A. Haugland
                    Vice President


     THE CANADA LIFE ASSURANCE COMPANY

          By:  /s/  Brian J. Lynch
                    Associate Treasurer

     CANADA LIFE INSURANCE COMPANY OF AMERICA

          By:  /s/  Brian J. Lynch
                    Assistant Treasurer


     CANADA LIFE INSURANCE COMPANY OF NEW YORK

          By:  /s/  Brian J. Lynch
                    Assistant Treasurer


     THE FRANKLIN LIFE INSURANCE COMPANY

          By:  /s/  Daniel C. Leimbach
                    Vice President

          By:  /s/  Elizabeth E. Arthur
                    Assistant Secretary


     KNIGHTS OF COLUMBUS

          By:  /s/  Robert J. Lane
                    Assistant Supreme Secretary


     SAFECO LIFE INSURANCE COMPANY

          By:  /s/  Ronald Spaulding
                    Vice President


     THE SECURITY MUTUAL LIFE INSURANCE COMPANY OF LINCOLN,
          NEBRASKA

          By:  /s/  Kevin W. Hammond
                    Vice President, Investments


     STANDARD INSURANCE COMPANY

          By:  /s/  Vicki R. Chase
                    Vice President - Securities


     WOODMEN ACCIDENT AND LIFE COMPANY

          By:  /s/  M.F. Wilder
                    Senior Vice President and Treasurer


     MUTUAL TRUST LIFE INSURANCE COMPANY
       By: MIMLIC Asset Management Company

          By:  /s/  Loren A. Haugland
                    Vice President

     SECURITY LIFE INSURANCE COMPANY
       By: MIMLIC Asset Management Company

          By:  /s/  Loren A. Haugland
                    Vice President


     NATIONAL TRAVELERS LIFE COMPANY
       By: MIMLIC Asset Management Company

          By:  /s/  Loren A. Haugland
                    Vice President


     COLORADO BANKERS LIFE INSURANCE COMPANY
       By: MIMLIC Asset Management Company

          By:  /s/  Loren A. Haugland
                    Vice President


     GUARANTEE RESERVE LIFE INSURANCE COMPANY
       By: MIMLIC Asset Management Company

          By:  /s/  Loren A. Haugland
                    Vice President

===============================================================






                       FRED MEYER, INC.







                        NOTE AGREEMENT

                   Dated as of June 1, 1994


                              Re:
           $7,500,000 7.25% Senior Notes, Series A,
                      Due July 15, 1999,
           $15,000,000 7.52% Senior Notes, Series B,
                      Due July 15, 2001,
           $20,000,000 7.88% Senior Notes, Series C,
                       Due July 15, 2004
                              and
           $15,000,000 7.98% Senior Notes, Series D,
                       Due July 15, 2007





===============================================================

                       Table of Contents

                 (Not a part of the Agreement)

SECTION                     HEADING                        PAGE

SECTION 1.     DESCRIPTION OF NOTES AND COMMITMENT . . . . . .1

     Section 1.1.   Description of Notes . . . . . . . . . . .1
     Section 1.2.   Commitment, Closing Date . . . . . . . . .2
     Section 1.3.   Other Agreements . . . . . . . . . . . . .3

SECTION 2.     PREPAYMENT OF NOTES . . . . . . . . . . . . . .3

     Section 2.1.   Optional Prepayment with Premium . . . . .3
     Section 2.2.   Notice of Optional Prepayments . . . . . .3
     Section 2.3.   Application of Prepayments . . . . . . . .4
     Section 2.4.   Direct Payment . . . . . . . . . . . . . .4

SECTION 3.     REPRESENTATIONS . . . . . . . . . . . . . . . .4

     Section 3.1.   Representations of the Company . . . . . .4
     Section 3.2.   Representations of the Purchaser . . . . .4

SECTION 4.     CLOSING CONDITIONS. . . . . . . . . . . . . . .5

     Section 4.1.   Conditions . . . . . . . . . . . . . . . .5
     Section 4.2.   Waiver of Conditions . . . . . . . . . . .6

SECTION 5.     COMPANY COVENANTS . . . . . . . . . . . . . . .7

     Section 5.1.   Corporate Existence, Etc . . . . . . . . .7
     Section 5.2.   Insurance. . . . . . . . . . . . . . . . .7
     Section 5.3.   Taxes, Claims for Labor and Materials;
                    Compliance with Laws . . . . . . . . . . .7
     Section 5.4.   Maintenance, Etc . . . . . . . . . . . . .8
     Section 5.5.   Nature of Business . . . . . . . . . . . .8
     Section 5.6.   Consolidated Adjusted Net Worth. . . . . .8
     Section 5.7.   Limitations on Indebtedness. . . . . . . .8
     Section 5.8.   Limitation on Liens. . . . . . . . . . . .9
     Section 5.9.   Mergers, Consolidations and Sales
                    of Assets. . . . . . . . . . . . . . . . 12
     Section 5.10.  Guaranties . . . . . . . . . . . . . . . 14
     Section 5.11.  Repurchase of Notes. . . . . . . . . . . 14
     Section 5.12.  Transactions with Affiliates . . . . . . 14
     Section 5.13.  Withdrawal from Multiemployer Plans
                    and Termination of Pension Plans . . . . 14
     Section 5.14.  Redesignation of Subsidiaries. . . . . . 15
     Section 5.15.  Reports and Rights of Inspection . . . . 15
     Section 5.16.  Dividends. . . . . . . . . . . . . . . . 18

SECTION 6.     EVENTS OF DEFAULT AND REMEDIES THEREFOR . . . 18

     Section 6.1.   Events of Default. . . . . . . . . . . . 18
     Section 6.2.   Notice to Holders. . . . . . . . . . . . 20
     Section 6.3.   Acceleration of Maturities . . . . . . . 20
     Section 6.4.   Rescission of Acceleration . . . . . . . 21

SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS. . . . . . . 22

     Section 7.1.   Consent Required . . . . . . . . . . . . 22
     Section 7.2.   Solicitation of Holders. . . . . . . . . 22
     Section 7.3.   Effect of Amendment or Waiver. . . . . . 22

SECTION 8.     INTERPRETATION OF AGREEMENT; DEFINITIONS. . . 22

     Section 8.1.   Definitions. . . . . . . . . . . . . . . 22
     Section 8.2.   Accounting Principles. . . . . . . . . . 30
     Section 8.3.   Directly or Indirectly . . . . . . . . . 30

SECTION 9.     MISCELLANEOUS . . . . . . . . . . . . . . . . 30

     Section 9.1.   Registered Notes . . . . . . . . . . . . 30
     Section 9.2.   Exchange of Notes. . . . . . . . . . . . 31
     Section 9.3.   Loss, Theft, Etc. of Notes . . . . . . . 31
     Section 9.4.   Expenses, Stamp Tax Indemnity. . . . . . 31
     Section 9.5.   Powers and Rights Not Waived;
                    Remedies Cumulative. . . . . . . . . . . 32
     Section 9.6.   Notices. . . . . . . . . . . . . . . . . 32
     Section 9.7.   Successors and Assigns . . . . . . . . . 33
     Section 9.8.   Survival of Covenants and
                    Representations. . . . . . . . . . . . . 33
     Section 9.9.   Severability . . . . . . . . . . . . . . 33
     Section 9.10.  Changes in GAAP. . . . . . . . . . . . . 33
     Section 9.11.  Governing Law. . . . . . . . . . . . . . 33
     Section 9.12.  Submission to Jurisdiction.. . . . . . . 33
     Section 9.13.  Captions . . . . . . . . . . . . . . . . 34

Signature. . . . . . . . . . . . . . . . . . . . . . . . . . 35

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I     --   Names and Addresses of Purchasers and
                    Amounts of Commitments

Schedule II    --   Description of Current Debt, Funded Debt
                    (including Capitalized Leases), Liens,
                    Subsidiaries and Pending Tax Matters

Exhibit A-1    --   Form of 7.25% Senior Note, Series A, due
                    July 15, 1999

Exhibit A-2    --   Form of 7.52% Senior Note, Series B, due
                    July 15, 2001

Exhibit A-3    --   Form of 7.88% Senior Note, Series C, due
                    July 15, 2004

Exhibit A-4    --   Form of 7.98% Senior Note, Series D, due
                    July 15, 2007

Exhibit B      --   Representations and Warranties of the
                    Company

Exhibit C      --   Description of Special Counsel's Closing
                    Opinion

Exhibit D      --   Description of Closing Opinion of Counsel
                    to the Company

Exhibit E      --   Subordination Provisions Applicable to
                    Subordinated Indebtedness

                       FRED MEYER, INC.
                     3800 S.E. 22nd Avenue
                    Portland, Oregon  97242

                        NOTE AGREEMENT

                              Re:
           $7,500,000 7.25% Senior Notes, Series A,
                      Due July 15, 1999,
          $15,000,000 7.52% Senior Notes, Series B,
                     Due July 15, 2001,
          $20,000,000 7.88% Senior Notes, Series C,
                      Due July 15, 2004
                             and
          $15,000,000 7.98% Senior Notes, Series D,
                      Due July 15, 2007

                                                 Dated as of
                                                June 1, 1994

To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Ladies and Gentlemen:

     The undersigned, Fred Meyer, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1.     DESCRIPTION OF NOTES AND COMMITMENT.

     Section 1.1. Description of Notes. (a) The Company will authorize the issue and sale of its 7.25% Senior Notes, Series A, due July 15, 1999 (the "Series A Notes") in an aggregate principal amount of $7,500,000, its 7.52% Senior Notes, Series B, due July 15, 2001 (the "Series B Notes") in an aggregate principal amount of $15,000,000, its 7.88% Senior Notes, Series C, due July 15, 2004 (the "Series C Notes") in an aggregate principal amount of $20,000,000, and its 7.98% Senior Notes, Series D, due July 15, 2007 (the "Series D Notes") in an aggregate principal amount of $15,000,000. The Series A Notes, the Series B Notes, the Series C Notes and the Series D Notes issued pursuant to this Agreement and the other separate agreements referred to in Section 1.3 are hereinafter collectively referred to as the "Notes."

     (b) The Series A Notes will be dated the date of issue, will bear interest from such date at the rate of 7.25% per annum, payable semiannually in arrears on the fifteenth day of January and July in each year (commencing
January 15, 1995) and at maturity and will bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid. The
Series A Notes shall mature on July 15, 1999 and shall be substantially in the form attached hereto as Exhibit A-1.

     The Series B Notes will be dated the date of issue, will bear interest from such date at the rate of 7.52% per annum, payable semiannually in arrears on the fifteenth day of January and July in each year (commencing January 15, 1995) and at maturity and will bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid. The Series B Notes shall mature on July 15, 2001 and shall be substantially in the form attached hereto as Exhibit A-2.

     The Series C Notes will be dated the date of issue, will bear interest from such date at the rate of 7.88% per annum, payable semiannually in arrears on the fifteenth day of January and July in each year (commencing January 15, 1995) and at maturity and will bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid. The Series C Notes shall mature on July 15, 2004 and shall be substantially in the form attached hereto as Exhibit A-3.

     The Series D Notes will be dated the date of issue, will bear interest from such date at the rate of 7.98% per annum, payable semiannually in arrears on the fifteenth day of January and July in each year (commencing January 15, 1995) and at maturity and will bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid. The Series D Notes shall mature on July 15, 2007 and shall be substantially in the form attached hereto as Exhibit A-4.

     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of this Agreement. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers". The terms which are capitalized herein shall have the meanings set forth in Section 8.1 unless the context shall otherwise require.

     Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes of the series and in the aggregate principal amount set forth opposite your name on
Schedule I hereto at a price of 100% of such principal amount on the Closing Date hereafter mentioned.
     Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of _______ in the amount of the purchase price at 10:00 A.M., _______ time, on July 15, 1994 (the
"Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note of each series of Notes to be purchased by you, in the form attached hereto as Exhibit A-1, Exhibit A-2, Exhibit A-3 or Exhibit A-4, as the case may be, for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee, as may be specified in Schedule I attached hereto.

     Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes of the series set opposite such Purchasers' names in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2.     PREPAYMENT OF NOTES.

     No prepayment of the Notes may be made except to the extent and in the manner provided in this Section.

     Section 2.1. Optional Prepayment with Premium. Upon compliance with Section 2.2, the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000), by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this
Section 2.1. The Company shall not prepay the Notes of any series pursuant to this Section 2.1 unless concurrently with such prepayment the Company shall prepay the same proportion of the Notes of each other series then outstanding so that the aggregate principal amount of the Notes of each series then prepaid bears the same relationship to the aggregate unpaid principal amount of the Notes of such series outstanding immediately prior to such prepayment as the proportion of the Notes of each other series then to be prepaid bears to the aggregate unpaid principal amount of the Notes of such series outstanding immediately prior to such prepayment.

     Section 2.2. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section 2.1 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that a premium may be payable, (d) the date when such premium will be calculated, (e) the estimated premium, and (f) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice.
Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

     Section 2.3. Application of Prepayments. All partial prepayments in respect of the Notes of any series shall be applied on all outstanding Notes of the same series ratably in accordance with the unpaid principal amounts thereof.

     Section 2.4. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this Section 2.4 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in
Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, no later than 11:00 a.m. Chicago, Illinois time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing. If for any reason whatsoever the Company does not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Overdue Rate.

SECTION 3.     REPRESENTATIONS.

     Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     Section 3.2.   Representations of the Purchaser.
(a) You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control.

     (b) You further represent that either: (1) you are acquiring the Notes with assets from your general account and not with the assets of any separate account in which any employee benefit plan has any interest; (2) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you such that the application of such funds constitutes a prohibited transaction under Section 406 of ERISA; or (3) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase and the Company has advised you in writing (and in making the representations set forth in this clause
(3) you are relying on such advice) that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Company by you as aforesaid (for the purpose of this clause (3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this Section 3.2(b), the terms "separate account", "party-in-interest", "employer securities" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

SECTION 4.     CLOSING CONDITIONS.

     Section 4.1. Conditions. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

          (a) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (1) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.

          (b) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Stoel Rives Boley Jones & Grey, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

          (c) Company's Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Company as you may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement.

          (d) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in Section 1.3.

          (e) Private Placement Number. On or prior to the Closing Date, special counsel to the Purchasers shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain private placement numbers for each series of Notes.

          (f)  Funding Instructions.  At least three
     Business Days prior to the Closing Date, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (1) the name of the transferee bank, (2) such transferee bank's ABA number,
     (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

          (g) Special Counsel Fees. Concurrently with the delivery of the Notes to you on the Closing Date, the reasonable charges and disbursements of Chapman and Cutler, your special counsel, shall have been paid by the Company.

          (h) Legality of Investment. The Notes to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called "basket provisions" to such laws).

          (i) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in
Section 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

SECTION 5.     COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

     Section 5.1.   Corporate Existence, Etc.  The Company
will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by Section 5.9.

     Section 5.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts (including deductibles) and against such risks as are (a) maintained by prudent corporations of established reputation engaged in the same or a similar business and owning and operating similar properties and, in the case of the Company, having as of the date of any determination thereof a "consolidated net worth" determined in accordance with GAAP approximately equal to the Consolidated Net Worth of the Company or (b) consistent with the Company's insurance practices existing on the Closing Date, including self-insurance, all as more fully set forth in Schedule II hereto.

     Section 5.3.  Taxes, Claims for Labor and Materials;
Compliance with Laws.

     (a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if
(1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (2) the Company or such Restricted Subsidiary shall set aside, on its books, reserves deemed by it to be adequate with respect thereto.

     (b) The Company will promptly comply and will cause each Restricted Subsidiary to promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries or would result in any Lien not permitted under Section 5.8.

     Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in or cease to engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the distribution, either at retail or wholesale, of apparel, general merchandise and food and drug store products and in connection therewith or in furtherance of and as a supplement thereto operation of the businesses involved in the manufacture, distribution or sale of food, consumer products or services, and related businesses.

     Section 5.6.   Consolidated Adjusted Net Worth.  The
Company will at all times keep and maintain Consolidated
Adjusted Net Worth at an amount not less than $400,000,000.

     Section 5.7. Limitations on Indebtedness. (a) The Company will not create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Funded Debt, and will not permit any Restricted Subsidiary to, create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness, except:

          (1)  Funded Debt evidenced by the Notes;

          (2) Funded Debt of the Company and Indebtedness of Restricted Subsidiaries outstanding as of the Closing Date and described on Schedule II hereto;

          (3)  Subordinated Funded Debt of the Company to a
     Restricted Subsidiary;

          (4) Indebtedness of a Restricted Subsidiary to the Company or to a Predominantly-owned Restricted
     Subsidiary; and

          (5) additional Funded Debt of the Company and Indebtedness of its Restricted Subsidiaries, provided that at the time of creation, issuance, assumption, guarantee or other incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

          (i)  in the case of the issuance of any Funded
     Debt of the Company or a Restricted Subsidiary, Consolidated Funded Debt shall not exceed 60% of Consolidated Total Capitalization; provided that notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Consolidated Funded
     Debt exceeding 60% but in no event exceeding 65% of Consolidated Total Capitalization ("Acquisition Funded
     Debt") for a period of not more than four consecutive fiscal quarters in any five consecutive fiscal year period if, but only if, 100% of the net proceeds of such Acquisition Funded Debt are applied to the acquisition of assets or capital stock of any Person engaged in one or more of the businesses engaged in by the Company or a Restricted Subsidiary as described in Section 5.5; and

          (ii) in the case of the issuance of any Funded Debt of the Company secured by Liens permitted by
     Section 5.8(a)(11) or the issuance of Indebtedness of a Restricted Subsidiary (other than Indebtedness of a Restricted Subsidiary secured by Liens permitted by
     Section 5.8(a)(8) or (10) and Indebtedness of a corporation which becomes a Restricted Subsidiary after the date hereof), the sum of (A) all Funded Debt of the Company secured by Liens permitted by Section 5.8(a)(11), plus (B) the aggregate amount of all Indebtedness of Restricted Subsidiaries incurred in accordance with the provisions of this clause (ii) shall not exceed 15% of Consolidated Total Assets.

     (b) Indebtedness issued or incurred in accordance with the limitations of Section 5.7(a) may be renewed, extended or refunded (without increase in principal amount remaining unpaid at the time of such renewal, extension or refunding), provided that at the time of such renewal, extension or refunding and after giving effect thereto, no Event of Default would exist.

     (c)  Any corporation which becomes a Restricted
Subsidiary after the date hereof shall for all purposes of
Section 5.7(a)(5)(i) be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Indebtedness of such corporation existing immediately after it becomes a Restricted Subsidiary.

     Section 5.8.   Limitation on Liens.  (a) The Company
will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, except:

          (1) Liens for property taxes or assessments or other governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 5.3;

          (2) Liens of or resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate proceedings unless the judgment they secure shall not have been stayed, bonded or discharged within 60 days;

          (3) Liens incidental to the conduct of business or the ownership of properties and assets (including
     Liens in connection with workers' compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, which in any such case would not materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (4)  minor survey exceptions or minor
     encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted

     Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted
     Subsidiaries;

          (5)  Liens securing Indebtedness of a Restricted
     Subsidiary to the Company or to another Restricted
     Subsidiary;

          (6) Liens existing as of the Closing Date and either described in Note 6 to the consolidated financial statements of the Company and its Subsidiaries for the fiscal year ended January 29, 1994 or described on Schedule II hereto;

          (7) Liens created or incurred under leases of real property owned by the Company in which the Company is the landlord, provided that (1) the rentals payable under any such lease are for fair rental value, (2) any such lease is entered into in (i) an "arm's-length" transaction and (ii) the ordinary course of the Company's business and (3) after giving effect to the execution, extension or renewal of any such lease, no Default or Event of Default would exist;

          (8) Liens created or incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition or purchase of real or personal property or the cost of construction or improvements to real or personal property, in any such case, useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, provided that (i) the Lien shall attach solely to the real or personal property acquired, purchased, constructed or improved, (ii) such Lien shall have been created or incurred within 270 days after the date of acquisition or purchase or the date of completion of construction or improvement of such real or personal property, as the case may be,
     (iii) at the time of the imposition of the Lien, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such real or personal property, as the case may be (whether or not assumed by the Company or a Restricted Subsidiary) shall not exceed an amount equal to the lesser of the total acquisition or purchase price or cost of construction or improvement, as the case may be, or fair market value of such real or personal property (as determined in good faith by the Board of Directors of the Company), and (iv) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.7(a)(5);

          (9) Liens affixed on real or personal property (including without limitation outstanding shares of capital stock and Indebtedness) of any entity at the time such entity becomes a Restricted Subsidiary given to secure the payment of the purchase price incurred in connection with the acquisition of such entity by the Company or a Restricted Subsidiary; provided that (i) the Lien shall attach solely to such real or personal property, (ii) such Lien shall have been created or incurred substantially concurrently with such acquisition or purchase, (iii) at the time of acquisition or purchase of such Restricted Subsidiary, the aggregate amount of Indebtedness secured by Liens on such real or personal property (whether or not assumed by the Company or such Restricted Subsidiary) shall not exceed an amount equal to the lesser of the purchase price or fair market value of such real property or such personal property (as determined in good faith by the Board of Directors of the Company), and (iv) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.7(a)(5);

          (10) Liens on real or personal property existing
     (i) at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by the Company or any such Restricted Subsidiary, or (ii) on the property or outstanding shares of a corporation at the time such corporation is merged into or consolidated with the Company or any such Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties or outstanding shares or Indebtedness of a corporation or firm as an entirety to the Company or any such Restricted Subsidiary; provided that the amount of Indebtedness secured by such Liens shall not exceed an amount equal to the lesser of the acquisition or purchase price or fair market value of such real or personal property; and provided further, that all such Indebtedness shall have been incurred within the limitations of Section 5.7(a)(5)(i);

          (11) Liens created or incurred after the Closing Date given to secure Indebtedness of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (1) through (10) hereof, provided that all Indebtedness secured by such Liens shall have been incurred within the applicable limitations provided in Section 5.7(a)(5); and

          (12) Liens permitted by the preceding clause (5),
     (6), (7), (8), (9), (10) or (11) of this Section 5.8
     which have been extended or renewed in respect of the same property theretofore subject to such Liens in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding and (ii) such Liens shall attach solely to the same such property.

     (b) In the event that any property, asset or income or profits therefrom is subjected to a Lien in violation of this Section 5.8, the Company will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby and concurrently therewith the Company shall furnish to the holders of the Notes an opinion to such effect in scope and form reasonably satisfactory to the holders of at least 66-2/3% of the principal amount of the Notes at the time outstanding of Stoel Rives Boley Jones & Grey or another independent counsel satisfactory to such holders, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such property, asset, income or profits securing the Notes.

     Section 5.9. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or be a party to a merger with any other corporation, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

          (1)  any Restricted Subsidiary may merge or
     consolidate with or into the Company or any Predominantly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

          (2) the Company may consolidate or merge with or into any other corporation if (i) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed by the surviving corporation, by written agreement reasonably satisfactory in scope and form to the holders of 66-2/3% in aggregate principal amount of the outstanding Notes (provided that execution by the holders of the Notes of such agreement shall not be required), and (iii) at the time of such consolidation or merger and immediately after giving effect thereto,
     (A) no Default or Event of Default would exist and (B) the surviving corporation would be permitted by the provisions of Section 5.7(a)(5) to incur at least $1.00 of additional Consolidated Funded Debt; and

          (3) the Company may sell or otherwise dispose of all or substantially all of its assets to any Person if
     (i) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed by the acquiring corporation, by written agreement reasonably satisfactory in scope and form to the holders of 66-2/3% in aggregate principal amount of the outstanding Notes (provided that execution by the holders of the Notes of such agreement shall not be required), and (iii) at the time of such sale or disposition and immediately after giving effect thereto, (A) no Default or Event of Default would exist and (B) the acquiring corporation would be permitted by the provisions of Section 5.7(a)(5) to incur at least $1.00 of additional Consolidated Funded Debt.

     (b) The Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of (any such sale, lease, transfer, abandonment or other disposition being herein referred to as a "Transfer") any assets (including stock of any Subsidiary); provided that the foregoing restrictions do not apply to:

          (1) Transfers in the ordinary course of business for fair value and except as provided in Section
     5.9(a); or

          (2)  the Transfer of assets of a Restricted
     Subsidiary to the Company or a Predominantly-owned
     Restricted Subsidiary; or

          (3) the Transfer of any real or personal property of the Company or a Restricted Subsidiary the book value of which at the time of such Transfer shall be less than $5,000,000; provided that in the opinion of a Responsible Officer of the Company (i) the Transfer is for fair value and is in the best interests of the Company and (ii) such Transfer is not part of a plan by the Company to divest itself of a substantial portion of its assets inconsistent with the purposes of this
     Section 5.9 (in which event such Transfer shall be made within the limitations of Section 5.9(a)(3) or (b)(5)); or

          (4) any Transfer of assets of the Company or a Restricted Subsidiary whenever it is determined in the good faith judgment of a Responsible Officer of the Company that such assets are obsolete, worn-out or without economic value to the Company or any of its Restricted Subsidiaries; or

          (5) any Transfer of such assets for cash or other property to a Person or Persons if all of the following conditions are met:

          (i) the assets (valued at net book value) do not, together with all other assets of the Company and its Restricted Subsidiaries previously Transferred during the same fiscal year in reliance upon this Section 5.9(b)(5), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

          (ii) in the good faith judgment of the Company's
     Board of Directors, the Transfer is for fair value and is in the best interests of the Company or such Restricted Subsidiary;

          (iii) immediately after the consummation of the transaction and after giving effect thereto, (A) no Default or Event of Default would exist, and (B) the Company would be permitted by the provisions of Section 5.7(a)(5) to incur at least $1.00 of additional Consolidated Funded Debt; and

          (iv) in the case of any Transfer of all or substantially all of the assets or stock of a Subsidiary or of any Indebtedness of a Subsidiary, immediately after the Transfer such Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of the Company or of any Subsidiary and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by the Company or a Subsidiary;

     provided, however, that for purposes of the foregoing calculation, there shall not be included any assets (or portions of such assets) to the extent the proceeds are applied within 12 months of the date of Transfer of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the Company and its Subsidiaries as described in
     Section 5.5 and having a fair market value (as determined in good faith by the Board of Directors of the Company) at least equal to that of the assets so Transferred and/or (B) the prepayment at any applicable prepayment premium of Funded Debt (other than Subordinated Funded Debt) of the Company. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in Section 2.1.

     Section 5.10. Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty of Indebtedness except Guaranties of Indebtedness by the Company which are limited in amount to a maximum principal amount, any interest accrued thereon and any expenses incurred in connection therewith or which constitute Guaranties of Indebtedness incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement.

     Section 5.11. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate which is controlled by the Company, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company or any Subsidiary or Affiliate which is controlled by the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Notes by the Company, any Subsidiary or any such Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation,
Section 6.3, Section 6.4 and Section 7.1.

     Section 5.12. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms which, when taken as a whole, are no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

     Section 5.13. Withdrawal from Multiemployer Plans and Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan if such withdrawal could result in withdrawal liability (as described in Part I of Subtitle E of Title IV of ERISA) or to terminate any Plan which in either case could materially and adversely affect the financial condition of the Company and its Restricted Subsidiaries or the ability of the Company to perform its obligations under this Agreement or the Notes.

     Section 5.14. Redesignation of Subsidiaries. The Company may designate or redesignate any Unrestricted Subsidiary as a Restricted Subsidiary by giving prompt written notice to the holders of the Notes that the Board of Directors of the Company has made such determination, provided, however, that no Unrestricted Subsidiary may be designated as a Restricted Subsidiary and no Restricted Subsidiary which at any time from and after the Closing Date had previously been designated as an Unrestricted Subsidiary may be designated as an Unrestricted Subsidiary if, at the time of such action and after giving effect thereto: (a) the Company would not be permitted by the provisions of
Section 5.7(a)(5) to incur at least $1.00 of additional Consolidated Funded Debt, or (b) a Default or Event of Default would exist, and provided further, that any Restricted Subsidiary which at any time from and after the Closing Date had previously been designated as an Unrestricted Subsidiary and which is to be designated an Unrestricted Subsidiary may not thereafter be designated as a Restricted Subsidiary for a period of at least 366 days following the date of designation of such Restricted Subsidiary as an Unrestricted Subsidiary.

     Section 5.15.  Reports and Rights of Inspection.
(A) The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account, on a consolidated basis, in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company and its Subsidiaries, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this Section 5.15 and concurred in by the independent public accountants referred to in
Section 5.15(b)), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

          (a) Quarterly Statements. As soon as available and in any event within 90 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

          (1) a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

          (2) consolidated statements of operations of the Company and its consolidated Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

          (3) a consolidated statement of cash flows of the Company and its consolidated Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified (subject to normal year-end adjustments) as to fairness of presentation and consistency by a Responsible Officer of the Company;

          (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

          (1) a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the close of such fiscal year, and

          (2)  consolidated statements of operations,
     changes in stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

          (c)  Audit Reports.  Promptly upon receipt
     thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter received from such accountants;

          (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its creditors and stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

          (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (1) a Reportable Event with respect to any Plan for which the requirement of notice to the PBGC within 30 days has not been waived
     (provided that the loss of qualification of a Plan and the failure to meet the minimum funding standard of
     Section 412 of the Code or Section 302 of ERISA shall be a Reportable Event for which notice must be given regardless of the issuance of any waiver of the reporting requirement by the PBGC); (2) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan under Sections 4041(c) or 4042 of ERISA; (3) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan which could result in a liability to the Company; (4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (5) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or
     (6) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

          (f) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (1) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Sections 5.6, 5.7, 5.8(a)(10) and 5.9(b)(5) at the end of the period covered by the financial statements then being furnished, and (2) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof; and

          (h)  Requested Information.  With reasonable
     promptness, such other data and information as you or any such Institutional Holder may reasonably request.

     (B) Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such agents as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Restricted Subsidiaries), all at such reasonable times and as often as may be reasonably requested. Any visitation shall be at the sole expense of you or such Institutional Holder, unless a Default or Event of Default shall have occurred and be continuing or the holder of any Note or of any other evidence of Indebtedness of the Company or any Restricted
Subsidiary gives any written notice or takes any other action with respect to a claimed default, in which case, any such visitation or inspection shall be at the sole expense of the Company.

     (C) If at any time Unrestricted Subsidiaries constitute 5% or more of Consolidated Total Assets or Unrestricted Subsidiaries contribute 5% or more of operating income of the Company and its Subsidiaries, then and in such event the Company shall for each quarterly and annual fiscal period thereafter deliver the financial statements referred to in clauses (a) and (b) of Section 5.15(A) on the basis of the Company and its Restricted Subsidiaries.

     Section 5.16. Dividends, Stock Purchases. The Company will not except as hereinafter provided:

          (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company);

          (b)  directly or indirectly, or through any
     Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock
     (other than in exchange for or out of the net cash proceeds to the Company for the substantially concurrent issue or sale of shares of common stock of the Company or warrants, rights or options to purchase or acquire any shares of its common stock); or

          (c)  make any other payment or distribution,
     either directly or indirectly or through any Subsidiary, in respect of its capital stock;

if after giving effect thereto, an Event of Default would exist under Section 5.6, Section 5.7 or Section 5.9.

SECTION 6.     EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     Section 6.1.   Events of Default.  Any one or more of
the following shall constitute an "Event of Default" as such term is used herein:

          (a)  Default shall occur in the payment of
     interest on any Note when the same shall have become due and such default shall continue for more than five
     Business Days; or

          (b) Default shall occur in the making of any payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

          (c) Default shall occur in the observance or performance of any covenant or agreement contained in
     Section 5.6 through Section 5.9 which is not remedied within ten Business Days after the first day on which a Responsible Officer of the Company first obtains knowledge of such default; or

          (d) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the first day on which a Responsible Officer of the Company first obtains knowledge of such Default; provided that in the case of any Default pursuant to this Section 6.1(d) which cannot with due diligence be cured within such 30-day period, if the Company shall proceed promptly to cure the same and thereafter prosecute the curing of such Default with due diligence, the time within which to cure such Default shall be extended for such period as may be necessary to effect such cure but in no event more than 60 additional days; or

          (e) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness for borrowed money (other than the Notes) under any indenture, agreement or other instrument under which any Indebtedness for borrowed money of the Company or any Restricted Subsidiary aggregating in excess of $10,000,000 is outstanding and such default or event shall occur at the maturity of, or result in the acceleration of, such Indebtedness for borrowed money of the Company or any Restricted Subsidiary and such acceleration shall not have been rescinded or annulled; or

          (f) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Indebtedness for borrowed money (other than the Notes) of the Company or any Restricted Subsidiary aggregating in excess of $10,000,000 may be issued and such default or event shall occur at the maturity of, or result in the acceleration of, such Indebtedness for borrowed money of the Company or any Restricted Subsidiary and such acceleration shall not have been rescinded or annulled; or

          (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (h) Final judgment or judgments for the payment of money aggregating in excess of $10,000,000 (net of insurance proceeds to the extent the insurer has acknowledged liability) is or are outstanding against the Company or any Material Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

          (i) A custodian, liquidator, trustee or receiver is appointed for the Company or any Material Restricted Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

          (j)  The Company or any Material Restricted
     Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Material Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Material Restricted Subsidiary or for the major part of the property of either; or

          (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Material Restricted Subsidiary and, if instituted against the Company or any Material Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

     Section 6.2. Notice to Holders. When any Event of Default described in the foregoing Section 6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness for borrowed money of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice promptly and in any event within five Business Days after a Responsible Officer of the Company first obtains knowledge of such event to all holders of the Notes then outstanding.

     Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a) or (b) of
Section 6.1 has happened and is continuing, any holder of any Note may, by notice in writing sent to the Company in the manner provided in Section 9.6, declare the entire principal and all interest accrued on such Note to be, and such Note shall thereupon become due and payable as hereinafter provided, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (a) through (h), inclusive, of said Section 6.1 has happened and is continuing, the holder or holders of 66-2/3% or more of the principal amount of the Notes at the time outstanding may, by notice in writing to the Company in the manner provided in Section 9.6, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become due and payable as hereinafter provided, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. The Notes declared due and payable pursuant to foregoing sentences of this Section 6.3 shall be and become due and payable five Business Days following notice in writing sent to the Company in the manner provided in Section 9.6 as provided in foregoing sentences of this
Section 6.3 (the "Acceleration Date"). When any Event of Default described in paragraph (i), (j) or (k) of Section
6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole
Amount, determined as of the date on which the Notes shall so become due and payable; provided, however, that if prior to the Acceleration Date in respect of the occurrence of any Event of Default described in paragraphs (a) through (h) of
Section 6.1, the provisions of Section 6.4(a), (b) and (c) shall have been satisfied but the declaration of acceleration of any Notes shall not have been rescinded and annulled pursuant to the provisions of Section 6.4, then and in such event the Company shall on the Acceleration Date pay to the holders of the Notes which have not rescinded such declaration of acceleration the entire principal and interest accrued on such Notes, without payment of any Make-Whole Amount. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

     Section 6.4. Rescission of Acceleration. The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on (1) any outstanding Note has been declared due and payable by reason of the occurrence of any Event of Default described in paragraph (a) or (b) of Section 6.1, the holder of such Note may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, and
(2) all of the outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (c) through
(h), inclusive, of Section 6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided in each case that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.     AMENDMENTS, WAIVERS AND CONSENTS.

     Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or reduce the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments, or
(c) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this Section 7 or Section 6.

     Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company within 5 Business Days following the initial inquiry with respect thereto by the Company to any holder of the Notes and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.

Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Company shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

     Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.     INTERPRETATION OF AGREEMENT; DEFINITIONS.

     Section 8.1.   Definitions.  Unless the context
otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Affiliate" shall mean any Person (other than a Restricted Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,
(b) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Portland, Oregon or New York, New York are required by law to close or are customarily closed.

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.

     "Company" shall mean Fred Meyer, Inc., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Fred Meyer, Inc.

     "Consolidated Adjusted Net Worth" shall mean as of the date of any determination thereof the arithmetic sum of:

          (a) the amount of the capital stock accounts (net of treasury stock, at cost, but including preferred stock), plus (or minus in the case of a deficit) the surplus and retained earnings of the Company and its Restricted Subsidiaries as set forth in the consolidated financial statements of the Company as at the end of the fiscal quarter immediately preceding the date of such determination,

     MINUS

          (b)  the net book value, after deducting any
     reserves applicable thereto, of all items of the following character which are included in the assets of the Company and its Restricted Subsidiaries, to wit:

          (1)  the incremental increase in an asset
     resulting from any reappraisal, revaluation or write-up of assets, other than an increase to the extent permitted by GAAP, in any such case in connection with the acquisition of an asset or business by the Company or any of its Restricted Subsidiaries; and

          (2)  (i) unamortized debt discount and expense and
     (ii) goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, research and development expense and such other assets as are properly classified as "intangible assets" the fair market value of which is in excess of [$5,000,000] acquired by the Company or any of its Restricted Subsidiaries after the Closing Date; provided, however, that notwithstanding the foregoing, the Company may include in any determination of "Consolidated Adjusted Net Worth" the aggregate net value of capitalized software, prepaid royalties, patents, patent applications, trademarks, trade names, and copyrights and other intellectual property the fair market value of which is [$5,000,000] or less acquired after the Closing Date;

all determined in accordance with GAAP.

     "Consolidated Funded Debt" shall mean, as of the date of any determination thereof, all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Total Assets" shall mean, as of the date of any determination thereof, total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" shall mean, as of the date of any determination thereof, the sum of (a)
Consolidated Funded Debt plus (b) Consolidated Adjusted Net
Worth.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Environmental Law" shall mean any international, federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations, guidance documents and publications promulgated thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in
Section 6.1.

     "Funded Debt" of any Person shall mean (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Debt of others.

     "GAAP" shall mean generally accepted accounting principles at the time.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain working capital or any balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof; provided that (i) letters of credit issued for the benefit of the Company or a Restricted Subsidiary and used to finance the purchase of inventory or the construction of improvements otherwise subject to a construction contract and (ii) notes, bills and checks presented by the Company or a Restricted Subsidiary to banks for collection or deposit in the ordinary course of business upon customary credit terms may be excluded from any determination of "Guaranties". For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section
1317), as amended; (b) regulated as a hazardous waste under
Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended;
(c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     "Indebtedness" of any Person shall mean and include all
(a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, provided that if such Person has not, directly or indirectly, assumed or otherwise become liable for the payment of such obligations, the amount of Indebtedness included in any calculation shall not exceed the net book value of the property or assets encumbered by the related Lien, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals and (e) Guaranties of obligations of others of the character referred to in this definition; provided that in no event shall:

          (1)  trade payables incurred in the ordinary
     course of business by the Company or a Restricted
     Subsidiary upon customary credit terms; and

          (2)  lease obligations of the Company or any
     Restricted Subsidiary which do not constitute
     Capitalized Rentals in accordance with GAAP be included in any determination of "Indebtedness."

     "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments and property to be used or consumed in the ordinary course of business.

     "Institutional Holder" shall mean any of the following
Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property. The term "Lien" shall also include, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes of any series the excess, if any, of (a) the aggregate present value as of the date of such prepayment or payment of each dollar of principal of the Notes of such series being prepaid or paid and the amount of interest (exclusive of interest accrued to the date of prepayment or payment) that would have been payable in respect of such dollar if such prepayment or payment had not been made, determined by discounting such amounts at the Reinvestment Rate (applied on a semiannual basis) from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Notes of such series being prepaid or paid. If the Reinvestment Rate (i) in the case of the Series A Notes is equal to or higher than 7.25%, (ii) in the case of the Series B Notes is equal to or higher than 7.52%, (iii) in the case of the Series C Notes is equal to or higher than 7.88% or (iv) in the case of the Series D Notes is equal to or higher than 7.98%, then the Make-Whole Amount with respect to the Notes of such series shall be zero. For purposes of any determination of the Make-Whole Amount:

          "Reinvestment Rate" shall mean (1) the sum of .50% plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government Securities) at 11:00 a.m. (New York City, New York time) for the United States government Securities having a maturity (rounded to the nearest month) corresponding with the maturity date of the principal of the Notes of the series being prepaid or paid or (2) in the event no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of .50% plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the maturity date of the principal of the Notes of the series being prepaid or paid. If no published maturity exactly corresponds to the maturity date of the principal of the Notes of the series being prepaid or paid, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the "Reinvestment Rate", the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

     "Material Restricted Subsidiary" shall mean any Restricted Subsidiary the net worth (computed in accordance with the definition of "Consolidated Adjusted Net Worth") of which constitutes at least 2.5% of Consolidated Adjusted Net
Worth.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "Overdue Rate" shall mean (i) 8.25% per annum in the case of the Series A Notes, (ii) 8.52% per annum in the case of the Series B Notes, (iii) 8.88% per annum in the case of the Series C Notes and (iv) 8.98% per annum in the case of the Series D Notes.

     "PBGC" shall mean the Pension Benefit Guaranty
Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" shall mean a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Predominantly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which at least 80% of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Predominantly-owned
Subsidiaries.

     "Purchasers" shall have the meaning set forth in
Section 1.1.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in ERISA.

     "Responsible Officer" shall mean the President, Chief
Financial Officer, Treasurer or Chief Accounting Officer of the Company.

     "Restricted Subsidiary" shall mean any Subsidiary (a) which is organized under the laws of the United States or any State thereof; (b) which conducts substantially all of its business and has substantially all of its assets within the United States; and (c) which is not designated as an Unrestricted Subsidiary on Schedule II to this Agreement or in accordance with Section 5.15.

     "Security" shall have the same meaning as in Section
2(1) of the Securities Act of 1933, as amended.

     "Subordinated Funded Debt" shall mean all Funded Debt of the Company which is at all times evidenced by a written instrument or instruments containing subordination provisions substantially in the form set forth in Exhibit E attached hereto, providing for the subordination thereof to other Indebtedness of the Company, including, without limitation, the Notes, or such other provisions as may be approved in writing by the holders of not less than 66-2/3% in aggregate principal amount of the outstanding Notes.

     The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50%
(by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

     "Transfer" shall have the meaning assigned thereto in
Section 5.9(b).

     "Unrestricted Subsidiary" shall mean any Subsidiary which is designated as an Unrestricted Subsidiary in
Schedule II to this Agreement or in accordance with Section
5.15.

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 8.3.   Directly or Indirectly.  Where any
provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.     MISCELLANEOUS.

     Section 9.1.   Registered Notes.  The Company shall
cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided, any Note issued pursuant to this Agreement.

     At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

     Prior to the presentation to the Company of a duly executed instrument of transfer and the Note (or, in the event of loss, theft, mutilation or destruction of the Note, presentation of a duly executed instrument of transfer in compliance with Section 9.3 hereof), the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.

     Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

     Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, in connection with the preparation, execution and delivery of this Agreement and the duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendments, waivers or consents initiated at the request of the Company at any time or by action of the holders of the Notes during the continuance of a Default or Event of Default (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes; provided however, that the Company shall be obligated to pay your out-of-pocket expenses only if the Company fails to proceed with the consummation of such transactions. The Company also agrees to pay, within ten Business Days of receipt thereof, supplemental statements of Chapman and Cutler for disbursements unposted or not incurred as of the Closing Date. The Company further agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person (including BA Securities, Inc.) in connection with the transactions contemplated by this Agreement. You represent that you have not retained any broker or finder to arrange for the offer, sale or delivery of the Notes. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement numbers for each series of Notes and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such number.

     Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

     Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on
Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication confirmed by registered or certified mail or overnight air courier, to the Company at 3800 S.E. 22nd Avenue, Portland, Oregon 97242, Attention: Vice President, Corporate Treasurer, or to such other address as the Company may in writing designate to you or to a subsequent holder of the
Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in Schedule I, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

     Section 9.7.   Successors and Assigns.  This Agreement
shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

     Section 9.8.   Survival of Covenants and
Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

     Section 9.9.   Severability.  Should any part of this
Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this

Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     Section 9.10. Changes in GAAP. Each of the Purchasers and each other holder of the Notes by its acceptance thereof understands and agrees with the Company that in the event that a change in GAAP occurs which is the sole cause of a change in any of the calculations contemplated by this Agreement, including without limitation, calculations with regard to the covenants contained in Sections 5.6 through 5.9, then in such event the Purchasers and/or such holders, as the case may be, and the Company shall undertake to amend any affected provisions of this Agreement so as to preserve the intent and purpose thereof and to accommodate such change in GAAP and to enter into an amendment hereof to reflect the same.

     Section 9.11.  Governing Law.  This Agreement and the
Notes issued and sold hereunder shall be governed by and construed in accordance with New York law, including all matters of construction, validity and performance.

     Section 9.12. Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company hereby irrevocably and unconditionally waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any action or proceeding in such respective jurisdiction.

     Section 9.13.  Captions.  The descriptive headings of
the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                         FRED MEYER, INC.



                         By ________________________________
                            Its Vice President and
                                  Corporate Treasurer


Accepted as of _____________, 1994.


                         [VARIATION]



                         By ________________________________
                            Its
                         SCHEDULE I
                         ----------

                                  PRINCIPAL AMOUNT   SERIES
    NAMES AND ADDRESSES            OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

PHOENIX HOME LIFE MUTUAL             $15,000,000    Series D
  INSURANCE COMPANY
One American Row
Hartford, Connecticut  06115
Attention:  Private Placements Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.98%
Senior Notes, Series D, due 2007, PPN 593098 B# 2, principal, premium or interest") to:

     Chase Manhattan Bank (ABA #021 0000 21)
     BNF-SSG Private Income Processing/AC-9009000200

     for credit to:  Phoenix Home Life Mutual Insurance
     Company
     Account Number G-05143

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-0493340

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

THE VARIABLE ANNUITY LIFE            $8,000,000     Series B
  INSURANCE COMPANY
c/o American General                 $4,000,000     Series C
  Corporation
P. O. Box 3247
Houston, Texas  77253-3247*
Attention:  Investment
  Research Department, A37-01
Facsimile Number:  (713) 831-1366

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.52% Senior Notes, Series B, due 2001, PPN 593098 B* 6, principal or interest" or "Fred Meyer, Inc., 7.88% Senior Notes, Series C, due 2004, PPN 593098 B@ 4, principal, premium or interest", as the case may be) to:

     State Street Bank and Trust Company (ABA #011000028)
     Boston, Massachusetts 02101

     Re:  The Variable Annuity Life Insurance Company
     AC-0125-821-9
     OBI=Description of payment
     Fund Number PA 54

Notices

All notices of payment on or in respect of the Notes and written confirmation of each such payment to:

     The Variable Annuity Life Insurance Company and PA 54
     c/o State Street Bank and Trust Company
     State Street South
     Ann Hutchinson Offices, 2nd Fl.
     108 Myrtle Street
     Two Newport Office Park
     North Quincy, Massachusetts  02171
     Facsimile Number:  (617) 985-4923

Duplicate payment notices and all other correspondences to be addressed as first provided above.

*In the event that notices/communications are sent by courier (e.g., Federal Express) rather than U.S. Postal
Service, the address should be changed to:  2929 Allen
Parkway, Houston, Texas  77019, Attention:  Private
Placements, A37-01.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  74-1625348

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

THE MINNESOTA MUTUAL                 $8,000,000     Series C
  LIFE INSURANCE COMPANY
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  Investment Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.88%
Senior Notes, Series C, due 2004, PPN 593098 B@ 4, principal, premium or interest") to:

     The First Bank National Association (ABA #091000022)
     Minneapolis, Minnesota

     BNF The Minnesota Mutual Life Insurance Company
     Account Number 1-801-10-00600-4

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-0417830

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

THE CANADA LIFE                      $6,000,000     Series A
  ASSURANCE COMPANY
Investment Department, U-6
330 University Avenue
Toronto, Ontario, Canada  M5G 1R8
Attention:  U.S. Private Placements
Telefacsimile: (416) 597-9678
Confirmation: (416) 597-1456, ext. 5117

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.25%
Senior Notes, Series A, due 1999, PPN 593098 A@ 5, principal, premium or interest") to:

     Ince & Co.
     c/o Morgan Guaranty Trust Company of New York (ABA
          #021000238)
     Account Number 999-99-024
     Attention:  Custody Collection

     for:  The Canada Life Assurance Company
           Trust Account Number 41233

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed:

     Morgan Guaranty Trust Company
     60 Wall Street
     New York, New York  10260
     Attention:  Patricia Ewing

with duplicate notice to:

     The Canada Life Assurance Company
     330 University Avenue
     Toronto, Ontario, Canada  M5G 1R8
     Attention:  Supervisor, Securities Accounting

Name of Nominee in which Notes are to be issued:  Ince & Co.

Taxpayer I.D. Number:  38-0397420

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

CANADA LIFE INSURANCE COMPANY        $1,000,000     Series A
  OF AMERICA
c/o The Canada Life Assurance Company
Investment Department, U-6
330 University Avenue
Toronto, Ontario, Canada  M5G 1R8
Attention:  U.S. Private Placements
Telefacsimile:  (416) 597-9678
Confirmation:  (416) 597-1456, ext. 5117

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.25%
Senior Notes, Series A, due 1999, PPN 593098 A@ 5, principal, premium or interest") to:

     Chemical Bank (ABA #021-000128)
     Account Number 544-755-102
     For benefit of F/A/O AR80-77249
     Attention:  Mr. Tom Finn

     for:  The Canada Life Insurance Company of America
          (CLICA)
     Trust Account AR80-77249

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed:

     Chemical Bank
     Institutional Client Services
     4 New York Plaza-4th Floor
     New York, New York  10004
     Attention:  Mr. Michael Roman

with duplicate notice to:

     The Canada Life Assurance Company
     330 University Avenue
     Toronto, Ontario, Canada  M5G 1R8
     Attention:  Supervisor, Securities Accounting

Name of Nominee in which Notes are to be issued:  Cummings &
     Co.

Taxpayer I.D. Number:  38-2816473

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

CANADA LIFE INSURANCE COMPANY         $500,000      Series A
  OF NEW YORK
c/o The Canada Life Assurance Company
Investment Department, U-6
330 University Avenue
Toronto, Ontario, Canada  M5G 1R8
Attention:  U.S. Private Placements
Telefacsimile:  (416) 597-9678
Confirmation:  (416) 597-1456, ext. 5117

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.25%
Senior Notes, Series A, due 1999, PPN 593098 A@ 5, principal, premium or interest") to:

     Ince & Co.
     c/o Morgan Guaranty Trust Company of New York (ABA #021
          000 238)
     Account Number 999-99-024
     Attention:  Custody Collection

     for:  Canada Life Insurance Company of New York
           Custody Account Number 33370

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed:

     Morgan Guaranty Trust Company
     15 Broad Street
     New York, New York  10015
     Attention:  Custody Collection Department

with duplicate notice to:

     The Canada Life Assurance Company
     330 University Avenue
     Toronto, Ontario, Canada  M5G 1R8
     Attention:  Supervisor, Securities Accounting

Name of Nominee in which Notes are to be issued:  Ince & Co.

Taxpayer I.D. Number:  13-269-0792

                                  PRINCIPAL AMOUNT   SERIES
    NAMES AND ADDRESSES            OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

THE FRANKLIN LIFE                    $3,000,000     Series B
  INSURANCE COMPANY
One Franklin Square
Springfield, Illinois  62713
Attention:  Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.52%
Senior Notes, Series B, due 2001, PPN 593098 B* 6, principal, premium or interest") to:

     Morgan Guaranty Trust Company of New York (ABA #0210-
          0023-8)
     23 Wall Street
     New York, New York  10015
     Attention:  Money Transfer Department

     for credit to:  The Franklin Life Insurance Company
     Account Number 022-05-988

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  37-0281650

                                  PRINCIPAL AMOUNT   SERIES
    NAMES AND ADDRESSES            OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

KNIGHTS OF COLUMBUS                  $3,000,000     Series B
One Columbus Plaza
New Haven, Connecticut  06507
Attention:  Investment Department
Telecopier Number:  (203) 772-0037

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.52%
Senior Notes, Series B, due 2001, PPN 593098 B* 6, principal, premium or interest") to:

     Morgan Guaranty Trust Company of New York (ABA
          #021000238)
     60 Wall Street
     New York, New York  10260

     for credit to:  Knights of Columbus
     MGT Receipts
     Account Number 001-02-667

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed,
Attention:  Accounting Department.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  060416470

                                  PRINCIPAL AMOUNT   SERIES
    NAMES AND ADDRESSES            OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

SAFECO LIFE                          $3,000,000     Series C
   INSURANCE COMPANY
(for the account of Safeco Life Annuity)
Investment Department, T-14 Safeco Plaza
Seattle, Washington  98185
Attention:  Keith Bunch (206) 545-3111 or Ron Spaulding
Telecopier Number:  (206) 545-3446

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.88%
Senior Notes, Series C, due 2004, PPN 593098 B@ 4, principal, premium or interest") to:

     US Trust/NYC/Trust (ABA #021001318)

     for credit to:  Safeco Life Annuity
     Account Number 473633

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above with a copy of all such notices and communications to be addressed:

     Atwell & Co.
     c/o U.S. Trust Company
     P.O. Box 456, Wall Street Station
     New York, New York  10005

Name of Nominee in which Notes are to be issued:  Atwell &
     Co.

Taxpayer I.D. Number:  3-6065575

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

THE SECURITY MUTUAL LIFE             $1,000,000     Series B
  INSURANCE COMPANY OF
  LINCOLN, NEBRASKA
200 Centennial Mall North
Lincoln, Nebraska  68508
Attention:  Investment Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.52%
Senior Notes, Series B, due 2001, PPN 593098 B* 6, principal, premium or interest") to:

     National Bank of Commerce (ABA #1040-00045)
     13th and "O" Streets
     Lincoln, Nebraska

     for credit to:  Security Mutual Life

     Account Number 40-797-624

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0293990

                                  PRINCIPAL AMOUNT   SERIES
    NAMES AND ADDRESSES            OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

STANDARD INSURANCE COMPANY           $1,000,000     Series C
P.O. Box 711
Portland, Oregon  97207
Attention:  Securities Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.88%
Senior Notes, Series C, due 2004, PPN 593098 B@ 4, principal, premium or interest") to:

     First Interstate Bank of Oregon/First Port Trust (ABA
          #123000123)
     1300 S.W. Fifth Avenue, 10th Floor
     Portland, Oregon  97201
     Attention:  B. Harvey, Trust Operations

     for credit to:  Standard Insurance Company
     Account Number 450010

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  STANCO

                                  PRINCIPAL AMOUNT   SERIES
    NAMES AND ADDRESSES            OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

WOODMEN ACCIDENT AND                 $1,000,000     Series C
  LIFE COMPANY
P.O. Box 82288
Lincoln, Nebraska  68501
Attention:  Securities Division
Telecopy Number:  (402) 437-4392

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal funds (identifying each payment as "Fred Meyer, Inc., 7.88% Senior Notes, Series C, due 2004,
PPN 593098 B@ 4, principal, premium or interest") to:

     FirsTier Bank Lincoln, N.A. (ABA #1040-0003-2)
     13 and M Streets
     Lincoln, Nebraska  68508

     for credit to:  Woodmen Accident and Life Company
     General Fund, Account Number 092-909

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above; provided, however, all notices and communications delivered by overnight courier shall be addressed as follows:

     Woodmen Accident and Life Company
     1526 K Street
     Lincoln, Nebraska  68508
     Attention:  Securities Division

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0339220

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

MUTUAL TRUST LIFE                    $1,000,000     Series C
  INSURANCE COMPANY
c/o MIMLIC Asset Management Company
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.88%
Senior Notes, Series C, due 2004, PPN 593098 B@ 4, principal, premium or interest") to:

     The Northern Trust Company (ABA #071000152)
     Chicago, Illinois

     for Credit Wire Account Number 5186041000 for further credit to: Mutual Trust Life Insurance
          Company
     Account Number 26-00621
     Attention:  MBS Department

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  ELL & Co.

Taxpayer I.D. Number:  36-1516780

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

SECURITY LIFE INSURANCE COMPANY       $500,000      Series C
c/o MIMLIC Asset
  Management Company
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  Investment Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.88%
Senior Notes, Series C, due 2004, PPN 593098 B@ 4, principal, premium or interest") to:

     First Bank N.A. (ABA #091-0000-22)
     Minneapolis, Minnesota

     for further credit to:  First Trust N.A.
     Account Number 180121167365
     for credit to:  Security Life Insurance Company
     Account Number 10170060, TSU: 020
     Attention:  Peggy Sime (612) 244-0647

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Var & Co.

Taxpayer I.D. Number:  41-0808596

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

NATIONAL TRAVELERS LIFE COMPANY       $500,000      Series C
c/o MIMLIC Asset
  Management Company
400 North Robert Street
St. Paul, Minnesota  55101

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.88%
Senior Notes, Series C, due 2004, PPN 593098 B@ 4, principal, premium or interest") to:

     First Bank N.A. (ABA #091-0000-22)
     Minneapolis, Minnesota

     for further credit to:  First Trust N.A.
     Account Number 180121167365
     TSU: 020
     for credit to:  National Travelers Life Company
     Account Number 12609110
     Attention:  Sheldon Sobro (612) 244-0648

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Var & Co.

Taxpayer I.D. Number:  42-0432940

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

COLORADO BANKERS LIFE                 $500,000      Series C
  INSURANCE COMPANY
c/o MIMLIC Asset
  Management Company
400 North Robert Street
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.88%
Senior Notes, Series C, due 2004, PPN 593098 B@ 4, principal, premium or interest") to:

     Bankers Trust Company (ABA #021-001-003)
     New York, New York
     for credit to Account Number 01419540
     for further credit to:  Colorado Bankers
     Life Insurance Company
     Account Number 098125

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  Salkeld &
     Co.

Taxpayer I.D. Number:  84-0674027

                                  PRINCIPAL AMOUNT   SERIES
     NAME AND ADDRESS              OF NOTES TO BE      OF
       OF PURCHASERS                  PURCHASED       NOTES

GUARANTEE RESERVE LIFE                $500,000      Series C
  INSURANCE COMPANY
c/o MIMLIC Asset
  Management Company
400 Robert Street North
St. Paul, Minnesota  55101
Attention:  Client Administrator

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Fred Meyer, Inc., 7.88%
Senior Notes, Series C, due 2004, PPN 593098 B@ 4, principal, premium or interest") to:

     Mercantile National Bank of Indiana (ABA #0719-12813)
     Hammond, Indiana
     for credit to:  Guarantee Reserve Life Insurance
     Company
     Account Number 17-74040

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  GANT & CO

Taxpayer I.D. Number:  35-0815760

                        SCHEDULE II
                   (to Note Agreement)

                 SUBSIDIARIES OF THE COMPANY


1.  RESTRICTED SUBSIDIARIES:

                                               PERCENTAGE
                                                OF VOTING
                              JURISDICTION   STOCK OWNED BY
          NAME OF                  OF       COMPANY AND EACH
        SUBSIDIARY            INCORPORATION OTHER SUBSIDIARY
B&B Stores, Inc.                 Montana          100%
B&B Pharmacy, Inc.               Montana          100%
CB&S Advertising Agency, Inc.    Oregon           100%
Distribution Trucking Company    Oregon           100%
FM Holding Corporation          Delaware          100%
Grand Central, Inc.               Utah            100%
FM Retail Services, Inc.       Washington         100%
Fred Meyer, Inc.
  (a Washington Corporation)   Washington         100%
Fred Meyer of Alaska, Inc.       Alaska           100%
Fred Meyer of California, Inc. California         100%
Natur Glo, Inc.                  Oregon           100%
Roundup Co.                    Washington         100%

2.  SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

                                               PERCENTAGE
                                                OF VOTING
                              JURISDICTION   STOCK OWNED BY
          NAME OF                  OF       COMPANY AND EACH
        SUBSIDIARY            INCORPORATION OTHER SUBSIDIARY

Fred Meyer (UK) Limited         Hong Kong         100%
  (inactive)

         DESCRIPTION OF DEBT AND CAPITALIZED LEASES

1. Indebtedness of Restricted Subsidiaries outstanding on the Closing Date and Liens (if any) securing any such Indebtedness are as follows:


Roundup Co.            Note and Trust Deed to    $ 13,220,000
                       Nationwide Life
Fred Meyer of Alaska,  Note and Trust Deed to    $ 16,981,969
  Inc.                 Nationwide Life


2.   Funded Debt (other than Capitalized Rentals) of the
     Company outstanding on the Closing Date and Liens (if any) securing any such Funded Debt are as follows:


Unsecured Term Notes to Five Banks               $ 70,000,000
Unsecured Zero Coupon Note to Prudential         $ 28,335,620
Note and Trust Deed to Employers' Life           $  2,685,150
Note and Trust Deed to Nationwide Life           $ 10,740,600
Unsecured Note to Rabobank                       $ 10,000,000
Unsecured Commercial Paper (as of July 8, 1994)  $205,442,758


3.   Capitalized Leases of the Company and its Restricted
     Subsidiaries outstanding on the Closing Date and Liens
     (if any) securing any such Capitalized Leases are as follows:


Fred Meyer, Inc. to Duane Co.                    $  6,950,000
Grand Central, Inc. to various investors         $ 10,735,000

                  DESCRIPTION OF INSURANCE


A. Liability Insurance: Subject to $2,000,000 self-insurance retention; $50,000,000 limit

B. Workers Compensation Insurance: Self-insured in major states (Oregon and Washington); insurance carried for losses in excess of $350,000 per incident.

C. Property Insurance: Values insured to replacement cost including business interruption. Deductibles per incident range up to $1,000,000 with a variety of sub-limits. Earthquake coverage subject to a deductible of 5% of values.

                        EXHIBIT A-1
                    (to Note Agreement)

                      FRED MEYER, INC.

                7.25% Senior Note, Series A,
                      Due July 15, 1999

                       PPN 593098 A@ 5


No. RA-__                                      July __, 1994

$

     Fred Meyer, Inc., a Delaware corporation (the
"Company"), for value received, hereby promises to pay to



                    or registered assigns
             on the fifteenth day of July, 1999
                   the principal amount of

                                  Dollars ($_______________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.25% per annum from the date hereof until maturity, payable semiannually on the fifteenth day of January and July in each year (commencing on January 15, 1995) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.25% per annum after the due date, whether by acceleration or otherwise, until paid.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Portland, Oregon in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Portland, Oregon or New York, New York are required by law to close or are customarily closed.

     This Note is one of the 7.25% Senior Notes, Series A, due July 15, 1999 (the "Notes") of the Company in the aggregate principal amount of $7,500,000 which, together with the Company's $15,000,000 aggregate principal amount of 7.52% Senior Notes, Series B, due July 15, 2001 (the "Series B Notes"), the Company's $20,000,000 aggregate principal amount of 7.88% Senior Notes, Series C, due July 15, 2004 (the "Series C Notes") and the Company's $15,000,000 aggregate principal amount of 7.98% Senior Notes, Series D, due July 15, 2007 (the "Series D Notes", said Series D
Notes together with the Series A Notes, the Series B
Notes and the Series C Notes are hereinafter referred to collectively as the "Notes"), are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of June 1, 1994
(the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note
Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreements are governed by and construed in accordance with the laws of New York, including all matters of construction, validity and performance.

                         FRED MEYER, INC.



                         By ________________________________
                              Its Vice President and
                              Corporate Treasurer

                        EXHIBIT A-2
                    (to Note Agreement)

                      FRED MEYER, INC.

                7.52% Senior Note, Series B,
                      Due July 15, 2001

                       PPN 593098 B* 6

No. RB-__                                      July __, 1994

$

     FRED MEYER, INC., a Delaware corporation (the
"Company"), for value received, hereby promises to pay to



                    or registered assigns
             on the fifteenth day of July, 2001
                   the principal amount of

                                  Dollars ($_______________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.52% per annum from the date hereof until maturity, payable semiannually on the fifteenth day of January and July in each year (commencing on January 15, 1995) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.52% per annum after the due date, whether by acceleration or otherwise, until paid.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Portland, Oregon in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Portland, Oregon or New York, New York are required by law to close or are customarily closed.

     This Note is one of the 7.52% Senior Notes, Series B, due July 15, 2001 (the "Notes") of the Company in the aggregate principal amount of $15,000,000 which, together with the Company's $7,500,000 aggregate principal amount of 7.25% Senior Notes, Series A, due July 15, 1999 (the
"Series A Notes"), the Company's $20,000,000 aggregate principal amount of 7.88% Senior Notes, Series C, due
July 15, 2004 (the "Series C Notes") and the Company's
$15,000,000 aggregate principal amount of 7.98% Senior

Notes, Series D, due July 15, 2007 (the "Series D Notes", said Series D Notes together with the Series A Notes, the Series B Notes and the Series C Notes are hereinafter referred to collectively as the "Notes"), are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of June 1, 1994 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note
Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreements are governed by and construed in accordance with the laws of New York, including all matters of construction, validity and performance.

                         FRED MEYER, INC.



                         By ________________________________
                              Its Vice President and
                              Corporate Treasurer

                        EXHIBIT A-3
                    (to Note Agreement)

                      FRED MEYER, INC.

                7.88% Senior Note, Series C,
                      Due July 15, 2004

                       PPN 593098 B@ 4

No. RC-__                                      July __, 1994

$

     Fred Meyer, Inc., a Delaware corporation (the
"Company"), for value received, hereby promises to pay to



                    or registered assigns
             on the fifteenth day of July, 2004
                   the principal amount of

                                  Dollars ($_______________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.88% per annum from the date hereof until maturity, payable semiannually on the fifteenth day of January and July in each year (commencing on January 15, 1995) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.88% per annum after the due date, whether by acceleration or otherwise, until paid.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Portland, Oregon in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Portland, Oregon or New York, New York are required by law to close or are customarily closed.

     This Note is one of the 7.88% Senior Notes, Series C, due July 15, 2004 (the "Notes") of the Company in the aggregate principal amount of $20,000,000 which, together with the Company's $7,500,000 aggregate principal amount of 7.25% Senior Notes, Series A, due July 15, 1999 (the
"Series A Notes"), the Company's $15,000,000 aggregate principal amount of 7.52% Senior Notes, Series B, due
July 15, 2001 (the "Series B Notes") and the
Company's $15,000,000 aggregate principal amount of 7.98%

Senior Notes, Series D, due July 15, 2007 (the "Series D Notes", said Series D Notes together with the Series A Notes, the Series B Notes and the Series C Notes are hereinafter referred to collectively as the "Notes"), are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of June 1, 1994 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note
Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreements are governed by and construed in accordance with the laws of New York, including all matters of construction, validity and performance.

                         FRED MEYER, INC.



                         By ________________________________
                              Its Vice President and
                              Corporate Treasurer

                        EXHIBIT A-4
                    (to Note Agreement)

                      FRED MEYER, INC.

                7.98% Senior Note, Series D,
                      Due July 15, 2007

                       PPN 593098 B# 2

No. RD-__                                      July __, 1994

$

     FRED MEYER, INC., a Delaware corporation (the
"Company"), for value received, hereby promises to pay to



                    or registered assigns
             on the fifteenth day of July, 2007
                   the principal amount of

                                  DOLLARS ($_______________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.98% per annum from the date hereof until maturity, payable semiannually on the fifteenth day of January and July in each year (commencing on January 15, 1995) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 8.98% per annum after the due date, whether by acceleration or otherwise, until paid.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Portland, Oregon in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Portland, Oregon or New York, New York are required by law to close or are customarily closed.

     This Note is one of the 7.98% Senior Notes, Series D, due July 15, 2007 (the "Notes") of the Company in the aggregate principal amount of $15,000,000 which, together with the Company's $7,500,000 aggregate principal amount of 7.25% Senior Notes, Series A, due July 15, 1999 (the
"Series A Notes"), the Company's $15,000,000 aggregate principal amount of 7.52% Senior Notes, Series B, due
July 15, 2001 (the "Series B Notes") and the Company's
$20,000,000 aggregate principal amount of 7.88%

Senior Notes, Series C, due July 15, 2004 (the
"Series C Notes", said Series C Notes together with the Series A Notes, the Series B Notes and the Series D Notes are hereinafter referred to collectively as the "Notes") are issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of June 1, 1994 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note
Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreements are governed by and construed in accordance with the laws of New York, including all matters of construction, validity and performance.

                         FRED MEYER, INC.



                         By ________________________________
                              Its Vice President and
                              Corporate Treasurer

                        EXHIBIT B
                   (to Note Agreement)

               REPRESENTATIONS AND WARRANTIES


     The Company represents and warrants to you as follows:

     1. Subsidiaries. Schedule II attached to the Agreements states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Schedule II constitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

     2.   Corporate Organization and Authority.  The
Company, and each Restricted Subsidiary,

          (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted;
     and

          (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

     3. Business and Property. You have heretofore been furnished with a copy of the Private Placement Memorandum dated March 1994 (the "Memorandum") prepared by BA Securities, Inc. which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

     4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of February 3, 1990, February 2, 1991, February 1, 1992, January 30, 1993 and January 29, 1994, and the related statements of consolidated operations, changes in consolidated stockholders' equity and consolidated cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Deloitte & Touche, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of such dates and the results of their operations and their cash flows for such periods.

     (b) Since January 29, 1994, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     5.   Indebtedness.  Schedule II attached to the
Agreements correctly describes all Indebtedness of Restricted Subsidiaries and all Funded Debt and Capitalized
Leases of the Company and its Restricted Subsidiaries outstanding on the Closing Date.

     6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreements, the Memorandum or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.
There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely or, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

     7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries.

     8. Title to Properties. The Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements.

     9. Patents and Trademarks. The Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

     10. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes--

          (a)  are within the corporate powers of the
     Company;

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

          (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

     11. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the issuance, sale or delivery of the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

     13. Taxes. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before February 3, 1990, the Federal income tax liability of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

     14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to refinance commercial paper and other short-term Indebtedness (characterized on the Company's balance sheet as Funded Debt in accordance with
GAAP). None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

     15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security to or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 125 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security to or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of
Section 5 of the Securities Act of 1933, as amended.

     16. ERISA. Based, to the extent relevant, upon the accuracy of the representations of the Purchasers set forth in Section 3.2(b) of the Agreements, the consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchasers.

     17. Compliance with Law. (a) Neither the Company nor any Restricted Subsidiary (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially affect adversely the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreements or the Notes. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

     (b) Without limiting the provisions of clause (a) of this paragraph 17, the Company and its Subsidiaries are in compliance with all applicable Environmental Laws the failure to comply with which would materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under the Agreements or the Notes.

     18. Investment Company Act. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

     19. Foreign Assets Control Regulations, etc. The Company and its Subsidiaries are not by reason of being a "national" of "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or in violation of, any Federal statue or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

                        EXHIBIT C
                   (to Note Agreement)

      DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.1 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1.   The Company is a corporation, validly
     existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note
     Agreements and to issue the Notes.

          2. The Note Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note
     Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Stoel Rives Boley Jones & Grey is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of New York, the general business corporation law of the State of Delaware and the Federal laws of the United States.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

                         EXHIBIT D
                    (to Note Agreement)

              DESCRIPTION OF CLOSING OPINION OF
                   COUNSEL TO THE COMPANY

     The closing opinion of Stoel Rives Boley Jones & Grey, counsel for the Company, which is called for by Section 4.1 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

          1.   The Company is a corporation, duly
     incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is in good standing or of current status as a foreign corporation, as the case may be, in each jurisdiction set forth in the certificate of the Company attached to this opinion (the "Company Certificate") as a jurisdiction where the Company has material assets or conducts a material portion of its business.

          2.   Each Subsidiary is a corporation duly
     organized, validly existing and in good standing or of current status, as the case may be, under the laws of its jurisdiction of incorporation and is in good standing or of current status as a foreign corporation, as the case may be, in each jurisdiction set forth in the Company Certificate as a jurisdiction where such Subsidiary has material assets or conducts a material portion of its business. All of the issued and outstanding shares of capital stock of each such Subsidiary are owned of record by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

          3. Each Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5.   No approval, consent or withholding of
     objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Note Agreements or the Notes.

          6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any agreement or other instrument listed as a "Material
     Agreement" in the Company Certificate attached to this opinion.

          7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note
     Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note
     Agreements do not violate or conflict with Regulation
     G, T, U or X of the Board of Governors of the Federal
     Reserve System.

          9. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Note Agreements.

     The opinion of Stoel Rives Boley Jones & Grey shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and, with respect to the opinion numbered (7) upon, to the extent relevant, the accuracy of the representations of the Purchasers set forth in Section 3.2(a) of the Note Agreements.

                        EXHIBIT E
                   (to Note Agreement)

           SUBORDINATION PROVISIONS APPLICABLE TO
                  SUBORDINATED FUNDED DEBT

     (a) The indebtedness evidenced by the subordinated notes*, any renewals or extensions thereof, premium, if any, interest (including, without limitation, any such interest accruing subsequent to the filing by or against the Company of any proceeding brought under Chapter 11 of the Bankruptcy Code (11 U.S.C. Section 100 et seq.)) and any fees, charges, expenses or other sums payable under or in respect of the agreements pursuant to which such subordinated notes were issued, shall at all times be wholly and unconditionally subordinate and junior in right of payment to all principal, premium, if any, and interest (including, without limitation, any such interest accruing subsequent to the filing by or against the Company of any proceeding brought under Chapter 11 of the Bankruptcy Code (11 U.S.C. Section 100 et seq.) whether or not such interest is allowed as a claim pursuant to the provisions of such Chapter) and all other fees, charges, expenses and other sums payable in respect of (1) the Company's $7,500,000 aggregate principal amount 7.25% Senior Notes, Series A, due July 15, 1999 (the "Series A Notes"), the Company's $15,000,000 aggregate principal amount 7.52% Senior Notes, Series B, due July 15, 2001 (the "Series B Notes"), the Company's $20,000,000 aggregate principal amount 7.88% Senior Notes, Series C, due July 15, 2004 (the "Series C Notes") and the Company's $15,000,000 aggregate principal amount 7.98% Senior Notes, Series D, due June 15, 2007 (the "Series D Notes," said Series D Notes together with the Series A Notes, the Series B Notes and the Series C Notes being hereinafter collectively referred to as the "Notes") issued pursuant to the separate and several Note Agreements, each dated as of June 1, 1994 between the Company and, respectively, Phoenix Home Life Mutual Insurance Company, The Variable Annuity Life Insurance Company, The Minnesota Mutual Life Insurance Company, The Canada Life Assurance Company, Canada Life Insurance Company of America, Canada Life Insurance Company of New York, The Franklin Life Insurance Company, Knights of Columbus, SAFECO Life Insurance Company, The Security Mutual Life Insurance Company of Lincoln, Nebraska, Standard Insurance Company, Woodmen Accident and Life Company, Mutual Trust Life Insurance Company, Security Life Insurance Company, National Travelers Life Company, Colorado Bankers Life Insurance Company and Guarantee Reserve Life Insurance Company, and (2) any other indebtedness for money borrowed of the Company not expressed to be subordinate or junior to any other indebtedness of the Company (the indebtedness described in the preceding clauses (1) and (2) is hereinafter called "Superior Indebtedness"), in the manner and with the force and effect hereafter set forth:




____________________
* Or debentures or other designation as may be appropriate.

          (1)  In the event of (i) any liquidation,
     dissolution or other winding up of the Company, voluntary or involuntary, (ii) any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, composition or other similar proceeding relative to the Company or its property, (iii) any general assignment by the Company for the benefit of creditors, or (iv) any distribution, division, marshalling or application of any of the properties or assets of the Company or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in any event:

          (A) all principal, premium, if any, any interest and all other sums owing on all Superior Indebtedness shall first be paid in full in cash before any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities, or other evidences of indebtedness, the payment of which is unconditionally subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) shall be made on indebtedness evidenced by the subordinated notes;

          (B)  all principal and interest on the
     subordinated notes shall forthwith become due and payable, and any payment or distribution of any kind or character, whether in cash, property or securities
     (other than securities, including equity securities or other evidences of indebtedness, the payment of which is unconditionally subordinated to the payment of all Superior Indebtedness which may at the time be outstanding), which would otherwise (but for the terms hereof) be payable or deliverable in respect of the subordinated notes, shall be paid or delivered directly to the holders of the Superior Indebtedness, for application to the payment of the Superior Indebtedness, until all Superior Indebtedness shall have been paid in full, and the holders of the subordinated notes at the time outstanding irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators, fiscal agents and others having authority in the premises to effect all such payments and deliveries;

          (C) any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities or other evidences of indebtedness, the payment of which is unconditionally subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the subordinated notes shall be paid over to the holders of Superior Indebtedness, pro rata, for application and payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full; and

          (D) notwithstanding the foregoing provisions, if for any reason whatsoever any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including equity securities or other evidences of indebtedness, the payment of which is unconditionally subordinated to the payment of all Superior Indebtedness which may at the time be outstanding), should be received by a holder of the subordinated notes before all such Superior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder to, as the case may be, the holders of such Superior Indebtedness remaining unpaid, or their representative or representatives, for application to the payment of all such Superior Indebtedness, pro rata, unless and until such Superior Indebtedness shall have been paid or satisfied in full.

          (2) In the event that the subordinated notes are declared or become due and payable because of the occurrence of any event of default hereunder (or under the agreement or indenture, as appropriate) or otherwise than at the option of the Company, under circumstances when the foregoing clause (1) shall not be applicable, then each holder of any Superior
     Indebtedness then outstanding shall have the right to declare immediately due and payable all or any part of the Superior Indebtedness owing and payable to such holder and the holders of the subordinated notes shall be entitled to payments only after there shall first have been paid in full in cash all Superior
     Indebtedness outstanding at the time the subordinated notes so become due and payable because of any such event.

          (3) In case either (i) default in respect of the payment of the principal of, premium if any, or interest on any Superior Indebtedness, or (ii) any other default on any Superior Indebtedness as a result of which the holders thereof shall then be entitled to accelerate such Superior Indebtedness shall in either such case have occurred and be continuing with respect to any Superior Indebtedness, unless and until all Superior Indebtedness shall have been paid in full in cash, the Company will not, and will not permit any subsidiary to, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any subordinated notes will demand, accept or receive, (A) any payment in cash, property, securities (other than in securities, including equity securities or other evidences of indebtedness, the payment of which is unconditionally subordinated to the payment of all Superior Indebtedness which may at the time be outstanding) or otherwise, direct or indirect, of or on account of any principal of, premium, if any, interest or any other sum owing in respect of any subordinated notes, or (B) any payment for the purpose of any redemption, purchase or other acquisition, direct or indirect, of any subordinated notes, and no such payments shall be due.

     (b) If any payment or distribution of any kind or character (whether in cash, securities or other property) or any security shall be received by any holder of the subordinated notes in contravention of any of the terms of this Section ___, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, holders of the Superior Indebtedness pro rata for application to the payment of all Superior Indebtedness remaining unpaid, to the extent necessary to pay all such Superior Indebtedness in full in cash. In the event of the failure of any holder of the subordinated notes to endorse or assign any such payment, distribution or security, any holder of the Superior Indebtedness or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

     (c) The holder of each subordinated note undertakes and agrees for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim within 30 days before the expiration of the time to file the same which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the subordinated notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any subordinated note so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such note to execute, verify, deliver and file any such proofs of claim.

     (d)  No right of any holder of any Superior
Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Superior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of the subordinated notes or the agreement under which they are issued, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

     (e) No holder of any subordinated notes will sell, assign, pledge, encumber or otherwise dispose of any of its subordinated notes unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to the foregoing provisions.

     (f) The Company agrees, for the benefit of the holders of Superior Indebtedness, that in the event that any subordinated note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, (1) the Company will give prompt notice in writing of such happening to the holders of Superior Indebtedness, (2) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof and (3) the holders of such subordinated notes shall not be entitled to receive any payment or distribution in respect thereof or applicable thereto until all Superior Indebtedness at the time outstanding shall have been paid in full.

     (g) The subordination effected by the foregoing provisions and the rights created thereby of the holders of the Superior Indebtedness shall not be affected by (1) any amendment of or addition or supplement to any Superior Indebtedness or any instrument or agreement relating thereto, (2) any exercise or non-exercise of any right, power or remedy under or in respect of any Superior Indebtedness or any instrument or agreement relating thereto, or (3) the giving or denial of any waiver, consent, release, indulgence, extension, renewal, modification or delay or the taking or nontaking of any other action, inaction or omission, in respect of any Superior Indebtedness or any instrument or agreement relating thereto or to any securities relating thereto or any guarantee thereof, whether or not any holder of any subordinated notes shall have had notice or knowledge of any of the foregoing.